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                                                                    EXHIBIT 23.1

                              CONSENT OF KPMG LLP
                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees Keystone Property Trust:

    We consent to the incorporation by reference in the registration statements (Nos. 333-58971, 333-59251, 333-67637, 333-74277, 333-77627, 333-89095,
333-92741, 333-31504) on Form S-3 and (No. 333-70529) on Form S-8 of Keystone
Property Trust of our report dated January 28, 2003, with respect to the consolidated balance sheets of Keystone Property Trust and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and all related financial statement schedules, which report appears in the December 31, 2002 annual report on Form 10-K of Keystone Property Trust. Our report refers to the fact that effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impariment or Disposal of Long-Lived Assets.

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/s/ KPMG, LLP

Philadelphia, Pennsylvania
March 27, 2003
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